EXHIBIT 10.1

FORM OF AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

          This First Amendment to Executive Severance Agreement (the "Amendment") is made as of June 1, 2010, between Spartan Stores, Inc., a Michigan corporation (the "Company"), and [Name of Executive Officer] ("Executive"). Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

R E C I T A L S:

                    Whereas, the Company entered into an Executive Severance Agreement (the "Agreement") with Executive on December 19, 2008; and

                    Whereas, The Company and Executive desire to amend the Executive Severance Agreement as set forth in this Amendment;

                    Now, therefore, it is agreed as follows:

          1.          The definition of "Change in Control" is modified by deleting Sections 1(c)(3) and 1(c)(4) in their entirety and replacing them with the following:

          (3)          the effective time and consummation of a reorganization, merger, or consolidation approved by the shareholders of Spartan Stores unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than (A) the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or (B) any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

          (4)          the effective time and consummation of (i) a plan of complete liquidation or dissolution of Spartan Stores as approved by the shareholders of Spartan Stores or (ii) the sale or other disposition of all or substantially all of the assets of Spartan Stores as approved by the shareholders of Spartan Stores other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

          2.          The definition of "Termination Period" is amended by deleting Section 1(m) in its entirety and replacing it with the following:

          (m)          "Termination Period" means the period of time beginning with a Change in Control and ending two (2) years following the Change in Control.

          3.          All other terms, conditions, obligations and agreements in the Agreement shall remain in full force and effect and without any change due to this Amendment.

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of Spartan Stores. Executive has executed this Agreement as of the day and year first written above.

SPARTAN STORES, INC.

By:

[Name of Executive]

Its:

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